Exhibit 10.8

OPTION AGREEMENT

Dated as of [•], 2014

between

1.	Innocoll AG, a stock corporation under German law, registered with the commercial register at the Local Court of Regensburg under HRB 14298 (the “Company”),

and

the Shareholders, as listed,

2.	Rolf D. Schmidt, 205 Sweitzer Rd, Sinking Spring PA 19608, USA,

3.	Big Creek L.P., 855 Berkshire Blvd, Suite 103 Wyomissing, PA 19610-1225, USA,

4.	Friedrich William Schmidt, 534 Ridge Avenue, Ephrata, PA 17511, USA,

5.	Investment Partners L.P., 855 Berkshire Blvd, Suite 130 Wyomissing, PA 19610- 1225, USA,

6.	CAM Investment Cayman Holdings LP, c/o Fortress Investment Group, 1345 Avenue of the Americas, New York, NY 10105, USA,

7.	Value Recovery Fund, c/o Camulos Capital LP, #3 Landmark Square, 4th Floor, Stamford, CT 06901, USA,

8.	NewSmith Opportunities Private Equity Fund LP, c/o NewSmith Capital Partners, 4th Floor West, Lansdowne House, 57 Berkeley Square, London W1J6er, Great Britain,

9.	Morgan Stanley & Co., LLC, c/o Morgan Stanley – Fixed Income, 1585 Broadway, Floor 02, New York, NY 10036, USA,

10.	Anthony Wild, Rigistraße 28, 6006 Luzern, Switzerland,

11.	James Culverwell, 69 Kings Road, Richmond, Surrey, TW10 6EG, Great Britain,

12.	Gordon Dunn, 111 Abingdon Road, London W8 6QU, Great Britain,

13.	Paul Oxholm, 115 Plymouth Court, Wyomissing, PA 19610, USA,

14.	Michael Myers, 42662 Kitchen Prim Court, Ashburn, VA 20148, USA,

15.	Langer VC Holdings LLLP, 8231 Bay Colony Drive, Unit 1804, Naples, Florida 34108, USA,

and

16.	Unicredit Bank AG, Kardinal-Faulhaber-Straße 1, 80333 Munich, Germany (“UCB”),

17.	Sudbrook Associates LLP, Lansdowne House (4th Floor), 57 Berkeley Square, London W1J 6ER, Great Britain (“Sudbrook”),

-	No. 2 to 15 together hereinafter referred to collectively as “Shareholders” or singularly as “Shareholder” -

-	No. 16 and 17 together hereinafter referred to collectively as “Option Holders” or singularly as “Option Holder” -

2

CONTENT

3

LIST OF SCHEDULES TO THE OPTION AGREEMENT

Schedule I	Shareholders of the Company and Option Holders being entitled to subscribe for New Ordinary Shares

Schedule II	Draft Exercise Notice

Schedule III	Draft resolution of the Management Board on the utilization of the Authorized Capital I

Schedule IV/1	Draft Subscription Offer (Authorized Capital I)

Schedule IV/2	Draft Subscription Offer (contingent capital)

Schedule IV/3	Draft Subscription Offer (own shares)

Schedule V/1	Draft Subscription Declaration (Authorized Capital I)

Schedule V/2	Draft Subscription Declaration (contingent capital)

Schedule V/3	Draft Subscription Declaration (own shares)

4

RECITALS

This Option Agreement (the “Agreement”), dated as of [•] 2014 between

1.	Innocoll AG, a stock corporation under German law, registered with the commercial register at the Local Court of Regensburg under HRB 14298 (the “Company”),

and

2.	Rolf D. Schmidt, 205 Sweitzer Rd, Sinking Spring PA 19608, USA,

3.	Big Creek L.P., 855 Berkshire Blvd, Suite 103 Wyomissing, PA 19610-1225, USA,

4.	Friedrich William Schmidt, 534 Ridge Avenue, Ephrata, PA 17511, USA,

5.	Investment Partners L.P., 855 Berkshire Blvd, Suite 130 Wyomissing, PA 19610- 1225, USA,

6.	CAM Investment Cayman Holdings LP, c/o Fortress Investment Group, 1345 Avenue of the Americas, New York, NY 10105, USA,

7.	Value Recovery Fund, c/o Camulos Capital LP, #3 Landmark Square, 4th Floor, Stamford, CT 06901, USA,

8.	NewSmith Opportunities Private Equity Fund LP, c/o NewSmith Capital Partners, 4th Floor West, Lansdowne House, 57 Berkeley Square, London W1J6er, Great Britain,

9.	Morgan Stanley & Co., LLC, c/o Morgan Stanley – Fixed Income, 1585 Broadway, Floor 02, New York, NY 10036, USA,

10.	Anthony Wild, Rigistraße 28, 6006 Luzern, Switzerland,

11.	James Culverwell, 69 Kings Road, Richmond, Surrey, TW10 6EG, Great Britain,

12.	Gordon Dunn, 111 Abingdon Road, London W8 6QU, Great Britain,

13.	Paul Oxholm, 115 Plymouth Court, Wyomissing, PA 19610, USA,

14.	Michael Myers, 42662 Kitchen Prim Court, Ashburn, VA 20148, USA,

15.	Langer VC Holdings LLLP, 8231 Bay Colony Drive, Unit 1804, Naples, Florida 34108, USA,

16.	Unicredit Bank AG, Kardinal-Faulhaber-Straße 1, 80333 Munich, Germany,

17.	Sudbrook Associates LLP, Lansdowne House (4th Floor), 57 Berkeley Square, London W1J 6ER, Great Britain,

5

WITNESSETH

WHEREAS, the Company has been created by transformation of Innocoll GmbH (“Innocoll GmbH”) according to Sec. 190 et. seq. of the German Transformation Act (Umwandlungsgesetz – “UmwG”), as resolved by notarized shareholder resolution dated 16 June 2014 and before this transformation all shareholders of Innocoll Holdings Inc., registered with the Secretary of the State of Delaware under no. 2834305 (“Innocoll Holdings”), had contributed their entire shareholdings in Innocoll Holdings Inc. to Innocoll GmbH, a German limited liability company, registered with the Local Court of Regensburg under HRB 13807, as contribution in kind order to incorporate Innocoll GmbH.

WHEREAS, the Company and each Shareholder had concluded an option agreement, dated as of 28 January 2014 which has been terminated by the Company, each Shareholder and with consent of Kinabalu Financial Products LLP, Moor House, 120 London Wall, London EC2Y 5ET, Great Britain (“Kinabalu”) on 16 June 2014 with legal effect as of the registration of the transformation of Innocoll GmbH into Innocoll AG with the commercial register at the Local Court of Regensburg, which has occurred on 3 July 2014.

WHEREAS, the Parties furthermore intend to reflect that Kinabalu has transferred 50 % of its options to UCB and 50% of its options to Sudbrook before transformation of Innocoll GmbH into the Company and to allow for UCB’s/Sudbrook’s full ownership of Options.

WHEREAS, by shareholder resolution dated 16 June, 2014, the Company has created authorized capital I (genehmigtes Kapital I - “Authorized Capital I”) set out in Sec. 4 para. 8 of the articles of association of Innocoll AG (“Articles of Association”) in the amount of EUR 205,199.00 in total. According to this, the management board of Innocoll AG (“Management Board”) is entitled to increase the Company’s share capital during a period of five (5) years beginning with the registration of this Authorized Capital I with the commercial register.

WHEREAS, each Shareholder and each Option Holder is entitled to subscribe up to a specific number of new Ordinary Shares in case of such resolution of the Management Board within a period of fifty-four (54) months (“Expiration Period”) beginning with the registration of the Authorized Capital I with the commercial register (“Expiration Date”). The specific numbers of Ordinary Shares to which each Shareholder / each Option Holder is entitled to, at the beginning, is set out in Schedule I to this Agreement.

WHEREAS, the subscription rights of the Shareholders and of the Option Holders, which have not been exercised within the Expiration Period, will expire upon the Expiration Date, except, if the shareholders of the Company then may pass a resolution in order to create new authorized capital for another period of maximum five (5) years. In this case, the Expiration Period shall be extended (“Extended Expiration Period”) up until the extended Expiration Date (“Extended Expiration Date”). The Extended Expiration Date shall be the latest day of a fifty-four (54) months period after the registration of such shareholders’ resolution creating new authorized capital with the commercial register.

WHEREAS, the Parties intend to set out in this Agreement the conditions as to price, timing and further formalities according to which the Shareholders and the Option Holders shall be entitled to request the Management Board to serve the Options granted by allocation of new Ordinary Shares for contributions in cash.

6

WHEREAS, the Parties further intend to set out the terms and conditions under which the Shareholders and Option Holders shall be entitled to exercise their subscription right resulting from this Agreement for new Ordinary Shares.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements contained herein and intending to be legally bound hereby, the Parties agree as follows:

SECTION 1.          GENERAL.

1.1          Definitions.

In this Agreement, unless the context requires otherwise, the following terms shall have the definitions set forth below:

“Affiliate” of a Shareholder or Option Holder shall mean any other Person having Control over, being under Control by or under common Control by such Shareholder or Option Holder together with another Shareholder or Option Holder (provided that neither the Company nor any of the Subsidiaries shall be deemed to be an Affiliate of any Shareholder or Option Holder, nor shall any of the Subsidiaries be deemed to be an Affiliate of any Shareholder or Option Holder solely by reason of such Shareholder’s or Option Holder’s Control of the Company or any of the Subsidiaries).

“Agreement” shall have the meaning set forth in the RECITALS hereto.

“Articles of Association” shall mean the articles of association of Innocoll AG.

“Authorized Capital I” shall have the meaning set forth in the WITNESSETH hereto, including, as the case may by, new authorized capital as referred to in the WITNESSETH.

“Business Day” means any day on which banks are open for business in Frankfurt am Main, Germany (any day other than a Saturday, Sunday or legal or bank holiday in Frankfurt am Main, Germany).

“Capital Increase” shall have the meaning set forth in SECTION 2.

“Company” shall have the meaning set forth in the RECITALS hereto.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, either through the ownership of a majority of a Person’s voting capital stock, by contract or otherwise.

“Depositary” shall have the meaning set forth in the WITNESSETH hereto.

“Exercise Payment” shall have the meaning set forth in SECTION 4 hereto.

“Exercise Period” shall have the meaning set forth in SECTION 2.

“Exercise Notice” shall have the meaning set forth in SECTION 2 hereto.

“Expiration Date” shall have the meaning set forth in the WITNESSETH hereto.

“Expiration Period” shall have the meaning set forth in the WITNESSETH hereto.

7

“Extended Expiration Date” shall have the meaning set forth in the WITNESSETH hereto.

“Extended Expiration Period” shall have the meaning set forth in the WITNESSETH hereto.

“Initial Issuance Date” shall have the meaning set forth in SECTION 5 hereto.

“Innocoll Holdings” shall have the meaning set forth in the WITNESSETH hereto.

“Kinabalu” shall mean Kinabalu Financial Products LLP, Moor House, 120 London Wall, London EC2Y 5ET, Great Britain as set forth in the WITNESSETH hereto.

“Management Board” shall mean the management board (Vorstand) of the Company.

“New Ordinary Shares” shall have the meaning set forth in SECTION 2 hereto.

“New Shares” shall have the meaning set forth in SECTION 2 hereto.

“Option(s)” shall have the meaning set forth in SECTION 2 hereto.

“Option Holders” shall mean the Persons set forth in no. 16 and 17 to the RECITALS hereto and “each Option Holder” shall mean any of them.

“Option Rights” shall have the meaning set forth in SECTION 5 hereto.

“Ordinary Shares” shall mean the ordinary shares of Innocoll AG, without par value (as mentioned in Sec. 4 para. 2 of the Articles of Association).

“Parties” shall mean Innocoll AG, the Shareholders and the Option Holders.

“Person” shall mean and include any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, unincorporated organization, trust, union, association, government or any department or agency thereof or other entity.

“Purchase Price” shall have the meaning set forth in SECTION 4 hereto.

“Shareholders” shall mean the Persons set forth in no. 2 to 15 to the RECITALS hereto and “each Shareholder” shall mean any of them.

“Subsidiary” in relation to any company, corporation or other legal entity (a “Holding Company”), a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the Holding Company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the Holding Company,

and, for this purpose, a legal entity shall be treated as being controlled by another if that other legal entity is able to determine the composition of the majority of the board of directors or equivalent body.

“Subscription Declaration” shall have the meaning set forth in SECTION 2 hereto.

8

“Subscription Offer” shall have the meaning set forth in SECTION 2 hereto.

“Sudbrook” shall mean Sudbrook Associates LLP, Lansdowne House (4th Floor), 57 Berkeley Square, London WiJ 6ER, Great Britain as set forth in the RECITALS hereto.

“Tax-Related Items” shall have the meaning set forth in SECTION 4 hereto.

“Triggering Transaction” shall have the meaning set forth in SECTION 5 hereto.

“UCB” shall mean Unicredit Bank AG, Kardinal-Faulhaber-Straße 1, 80333 München, Germany as set forth in the RECITALS hereto.

1.2          Interpretation.

Unless a contrary indication appears, in this Agreement, references to this Agreement include its schedules. References to paragraphs, clauses, recitals or schedules are references to such provisions of this Agreement. References to a paragraph refer to the relevant paragraph of the clause or schedule in which it appears.

Use of singular shall include the plural and vice versa. Words denoting any gender shall include other gender.

SECTION 2.          EXERCISE OF OPTION.

2.1          Each Shareholder and each Option Holder shall have the individual right to claim the allocation of new Ordinary Shares up to the total number of Ordinary Shares set forth opposite its name in Schedule I from the Company (“Option”) by notice to the Company using the form set out in Schedule II (the “Exercise Notice”) which shall also contain the exact percentage of new Ordinary Shares claimed by this Shareholder or this Option Holder in relation to the total number of New Shares set forth opposite his/her name in Schedule I.

2.2          After having received an Exercise Notice, the Management Board shall, without undue delay, subject to its duly and properly executed discretion, offer subscription to the Shareholders and the Option Holders by announcing the content of the Exercise Notice received using the forms set out in Schedules IV (“Subscription Offer”), however, subject to the stipulation set out in SECTION 4, according to which each Shareholder / Option Holder shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items, if applicable.

Each Shareholder and each Option Holder intending to participate in the utilization of the Authorized Capital I (“Capital Increase”) must fill in and sign its subscription declaration in duplicate as provided in sample form by Schedules V (“Subscription Declaration”) together with the Subscription Offer within a period of three weeks from the day of receipt of the Subscription Offer (“Exercise Period”). In case a Shareholder or an Option Holder does not duly deliver such properly filled in and signed Subscription Declaration in duplicate within the Exercise Period, such Shareholder / Option Holder may not participate in such Capital Increase and is deemed to have waived its right to participate in such Capital Increase.

2.3          A Shareholder / an Option Holder shall (i) only subscribe for up to the amount of Ordinary Shares equal to the percentage set out in the Exercise Notice in relation to the number of Ordinary Shares set forth opposite its name in Schedule I and (ii) only subscribe for up to the amount still available to such

9

Shareholder / Option Holder due to previous participation(s) in the exercise of Options granted by this Agreement (if any).

In case the Option results in a fraction of Ordinary Shares, the Management Board herewith is authorized, at its sole discretion, to round fractions of Ordinary Shares, i.e. to round 4 and below down, but to round 5 and above up, to the next whole Ordinary Share amount.

2.4          After receipt of an Exercise Notice and before sending a Subscription Offer to each Shareholder / each Option Holder, the Management Board shall, subject to its duly and properly executed discretion, pass, without undue delay (unverzüglich), a resolution to make use of the Authorized Capital I as stated in Sec. 4 para. 8 of the Articles of Association (by using the draft resolution in Schedule III) to issue new Ordinary Shares (“New Shares”) in the amount up to the total number of shares which Shareholders / Option Holders have permissibly subscribed to. The Management Board may also, in its sole discretion, serve the Options by utilization of (i) a contingent capital created for such purpose, if any, or (ii) own Ordinary Shares (eigene Aktien), if any available for such purpose, provided that in any case of (i) and (ii) the relation of the number of Ordinary Shares held by each Shareholder / each Option Holder before the capital measure and Ordinary Shares held by each Shareholder / each Option Holder after the capital measure would not deviate from such relation resulting from a serve of Options by means of Authorized Capital I only. The Ordinary Shares resulting from the realization of Options (New Shares or shares resulting from a contingent capital or own Ordinary Shares are also referred to as “New Ordinary Shares”).

Example:

•	Shareholders’ / Option Holders’ Options: 250 New Ordinary Shares (Shareholder A), 140 New Ordinary Shares (Shareholder B), 80 New Ordinary Shares (Shareholder C), 40 New Ordinary Shares (UCB), 40 New Ordinary Shares (Sudbrook).
•	In the first step B sends an Exercise Notice and opts for 76 New Ordinary Shares. This meets with 54 % of his Option. This percentage has to be entered in the Exercise Note.
•	In the second step the Management Board shall, subject to its duly and properly executed discretion, (i) initiate a Capital Increase or (ii) install any other measure in order to bring the Company into the position to fulfill the exercises of Options (e.g. acquisition of own shares, if permitted).
•	In the third step the Management Board has to offer 54 % of the number of New Ordinary Shares set out in Schedule I for each Shareholder / each Option Holder: 135 New Ordinary Shares for subscription by A, 76 New Ordinary Shares for subscription by B, 43 New Ordinary Shares for subscription by C, 22 New Ordinary Shares for subscription by UCB and 22 New Ordinary Shares for subscription by Sudbrook.
•	In the forth step B subscribes for all the 76 offered New Ordinary Shares. A fails to deliver its duly signed Subscription Declarations in duplicate within the Exercise Period. C subscribes for 23 New Ordinary Shares. UCB subscribes for all the 22 offered New Ordinary Shares and Sudbrook subscribes for 11 of the offered New Ordinary Shares.
•	As a result, Shareholder B’s Option remains to the extent of 64 New Ordinary Shares, Shareholder A’s option to 250 New Ordinary shares, Shareholder C’s option to 57 New Ordinary Shares, UCB’s option to 18 New Ordinary Shares and Sudbrook’s option to 29 New Ordinary Shares.

2.5          Further, the Management Board, the Shareholders / the Option Holders, as the case may be, shall fulfill, without undue delay, further necessary requirements stipulated by law, e.g. duly increase the

10

share capital of the Company on the basis of exercising the Authorized Capital I, e.g. resolution on the utilization of the Authorized Capital I (Beschluss zur Ausnutzung des Genehmigten Kapitals I) if making use of it, or exercising contingent capital, and application for registration with the commercial register (Registeranmeldung). The Management Board shall, subject to its duly and properly executed discretion, issue New Ordinary Shares only at the Purchase Price to each Shareholder / each Option Holder.

2.6          If a Shareholder / an Option Holder should not claim one hundred (100) percent of the number of New Ordinary Shares set forth opposite its name in Schedule I from the Company within an Exercise Notice or a Subscription Declaration, the remaining amount of New Ordinary Shares set forth opposite its name in Schedule I shall be deemed one hundred percent of New Ordinary Shares available for this Shareholder / this Option Holder for a Exercise Notice and/or a (next) Subscription Declaration.

If the Management Board receives several Exercise Notices on the same Business Day it shall add the amounts of New Ordinary Shares claimed in each Exercise Notice and follow the procedure mentioned in the paragraphs above with regard to this total amount in one and not in several steps. In case the Management Board receives several Exercise Notices not on the same Business Day but during the procedure of an Issuance of New Ordinary Shares due to (an) Exercise Notice(s), the Management Board shall, subject to its duly and properly executed discretion, use its best efforts to ensure that the required capital increase(s) will be executed in due time and in a reasonable and cost saving way.

SECTION 3.          EXPIRATION OF OPTIONS.

The subscription rights of Shareholders / Option Holders which have not been exercised within the Expiration Period or the Extended Expiration Period, as the case may be, shall expire upon the Expiration Date or upon the Extended Expiration Date, as the case may be. In no event may this Option be exercised at any time after the Expiration Date or the Extended Expiration Date, as the case may be.

SECTION 4.          PURCHASE PRICE, EXERCISE PAYMENT, TAX WITHHOLDING.

The subscription price / purchase price per New Ordinary Share amounts to EUR 100.00, comprising capital contribution payments and agio payments (if any), and may from time to time be adjusted according to SECTION 5, whereas in no event the subscription price / purchase price shall be lower than EUR 1.00 per New Ordinary Share (“Purchase Price”).

The exercise price to be paid in total by each Shareholder / each Option Holder (each payment individually the “Exercise Payment”) shall be equal to the Purchase Price multiplied by the number of New Ordinary Shares being purchased pursuant to the Subscription Declaration by such Shareholder / such Option Holder and be payable only by contribution in cash.

With respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to a Shareholder’s / Option Holder’s receipt of New Ordinary Shares hereunder and legally applicable to the Shareholder / Option Holder (“Tax-Related Items”), the Shareholder / Option Holder acknowledges that the ultimate liability for all Tax-Related Items is and remains with the Shareholder’s / Option Holder’s responsibility.

Prior to any relevant taxable or tax withholding event, as applicable, the Shareholder / Option Holder shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.

11

In this regard, the Shareholder / Option Holder hereby authorizes the Company, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items as far as applicable by one or a combination of the following:

(1)            withholding from the Shareholder’s / Option Holder’s wages or other cash compensation paid to Shareholder / Option Holder by the Company;

(2)            withholding from proceeds of a sale of New Ordinary Shares acquired upon settlement of this Agreement (such sale being implemented by the Company on the Shareholder’s / Option Holder’s behalf pursuant to this authorization) either through a voluntary sale or through a mandatory sale arranged by the Company; or

(3)            withholding the relevant number of New Ordinary Shares to be issued upon settlement of the Agreement in order to issue such New Ordinary Shares to any other Shareholder / Option Holder or third party and to satisfy the Tax-Related Items by the respective proceeds therefrom.

SECTION 5.          ANTI-DILUTION PROVISIONS, OTHER ADJUSTMENTS.

5.1          The Purchase Price shall be subject to adjustment from time to time in accordance with this SECTION 5. Upon each adjustment of the Purchase Price pursuant to this SECTION 5, each Shareholder / each Option Holder shall, subject to the duly and properly executed discretion of the Management Board, thereafter for 10 Business Days be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of New Ordinary Shares by multiplying the Purchase Price in effect immediately prior to such adjustment by the maximum number of shares acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment, subject to such further New Ordinary Shares being available.

5.2          If and whenever on or after registration of the Authorized Capital I with the commercial register and upon signing of this Agreement (the “Initial Issuance Date”), the Company shall issue or sell, or shall in accordance with paragraphs 5.2(1) to (5), inclusive, be deemed to have issued or sold any shares of its Ordinary Shares without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the “Triggering Transaction”), the Purchase Price shall, subject to paragraphs (1) to (5) of this SECTION 5.2, be reduced to the purchase price (calculated to the nearest tenth of a cent) equal to the price per share at which such shares are issued or sold or deemed issued or sold.

For purposes of determining the adjusted Purchase Price under this SECTION 5.2, the following paragraphs (1) to (5), inclusive, shall be applicable:

(1)            In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, new Ordinary Shares or any other shares (such rights or options being herein called “Option Rights”), whether or not such Option Rights are immediately exercisable and the price per share for which the Ordinary Shares are issuable upon exercise (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Option Rights, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Option Rights, by (y) the total maximum number of Ordinary Shares issuable upon the exercise of such Option Rights) shall be less than the purchase price in effect immediately prior to the time of the granting of such Option Rights, the Ordinary Shares issuable upon the exercise of such Option Rights,

12

shall (as of the date of granting of such Option Rights) be deemed to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Ordinary Shares upon the exercise of such Option Rights.

(2)            In case any Option Rights shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Option Rights by the Parties, such Option Rights shall be deemed to have been issued without consideration.

(3)            In case any Ordinary Shares or Option Rights shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Company therefore. In case any Ordinary Shares or Option Rights shall be issued or sold for a consideration other than cash (Sacheinlage), the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Management Board based upon a valuation report, if legally required. In case any Ordinary Shares or Option Rights shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefore shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Ordinary Shares or Option Rights, as the case may be.

(4)            The disposition of any Ordinary Share owned or held by or for the account of the Company shall be considered an issue or sale of Ordinary Shares for the purpose of this SECTION 5.2.

(5)            In case the Company shall declare a dividend or make any other distribution upon the shares of the Company payable in Option Rights, then in such case any Option Rights issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

5.3          In case the Company shall at any time (i) subdivide the existing Ordinary Shares or (ii) issue a share dividend on its existing Ordinary Shares, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Company shall at any time combine its outstanding Ordinary Shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

5.4          The provisions of this SECTION 5 shall not apply to any Ordinary Share issued, issuable or deemed issued under paragraphs 5.2(1) to (5) inclusive: (i) to any Person pursuant to any share option, share purchase or similar plan or arrangement for the benefit of employees, officers, consultants or directors of the Company or its subsidiaries, in effect on the Initial Issuance Date or thereafter adopted by the Company, (ii) pursuant to options already in existence on the Initial Issuance Date, (iii) securities issued as consideration for any acquisition by the Company or its subsidiaries, or (v) securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction which is approved by the Management Board.

5.5

(i)           In the event that:

13

(1)            the Company shall declare any cash dividend upon its Ordinary Shares, or

(2)            the Company shall declare any dividend upon its Ordinary Share payable in shares or make any special dividend or other distribution to the shareholders of its Ordinary Share, or

(3)            the Company shall offer for subscription pro rata to the shareholder of its Ordinary Share any additional shares of stock of any class or other rights, or

(4)            there shall be any capital reorganization or reclassification of the equity of the Company, including any subdivision or combination of its outstanding Ordinary Shares, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

(5)           there shall be a voluntary dissolution, liquidation or winding up of the Company, then, in connection with such event, the Company shall give to the Shareholders / to the Option Holders, unless mandatory management duties, in particular, resulting from deviating shareholders’ resolutions and / or equality principle requirements (Gleichbehandlungsgrundsatz) in favour of all shareholders of the Company, by German corporate law or by German capital market law provide otherwise:

(ii)          at least thirty (30) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(iii)         in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least thirty (30) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the shareholders of Ordinary Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (1) shall also specify the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Share for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Shareholders / the Option Holders at the address of such Shareholder / such Option Holder as shown on the books of the Company. With regard to the content of such notices, confidentiality interests of the Company prevail.

5.6          If any event occurs as to which, in the opinion of the Management Board, the provisions of this SECTION 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Shareholders / the Option Holders in accordance with the essential intent and principles of such provisions, then, subject to duly and properly executed discretion of the Management Board, it shall make an adjustment in the application of such provisions as far as shareholders’ resolutions do not oppose and German corporate law and Germany capital market law, in particular, equal principle requirements in favour of all shareholders (Gleichbehandlungsgrundsatz), allow such adjustment. But in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this SECTION 5 except in the case of a combination of shares of a type contemplated in SECTION 5.3 hereof and then in no event to an amount larger than the Purchase Price as adjusted pursuant to SECTION 5.3 hereof or in case of a deviating shareholders’ resolution.

5.7          Whenever the Purchase Price shall be adjusted as provided in SECTION 5 hereof, the Company shall as promptly as practicable provide the Shareholders / the Option Holders with a statement, signed

14

by the Management Board, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. As regards the content of such statements, confidentiality interests of the Company and equal principle requirements in favour of all shareholders (Gleichbehandlungsgrundsatz) prevail.

SECTION 6.          NO DILUTION OR IMPAIRMENT.

The Company will not, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Shareholders / the Option Holders against dilution or other impairment, except if otherwise stated in this Agreement or otherwise required by German corporate law, German capital market law or any other relevant German law provision or deviating shareholders’ resolutions.

SECTION 7.          RESERVATION OF AUTHORIZED CAPITAL I.

Subject to the duly and properly executed discretion of the Management Board, the Company shall avoid all actions which may result in a utilization of the Authorized Capital I for other purposes than serving the Options granted by the Agreement, except (i) if statutory subscription rights of other shareholders due to the Capital Increase or mandatory German law provisions require such a utilization or (ii) if the delivery of New Ordinary Shares upon the exercise of Options can be granted by other share capital measures.

SECTION 8.          UNDERTAKING OF SHAREHOLDERS / OPTION HOLDERS.

Each Shareholder / each Option Holder undertakes to do all acts, make all declarations and provide all waivers necessary from time to time, in particular adopt resolutions, make any amendment to the Articles of Association and waive all subscription rights or remedies as are necessary, to implement the transactions contemplated under this Agreement.

SECTION 9.          NEGOTIABILITY, ETC.

Any existing Option or future Option Right or this Agreement as a whole is not transferable by any Shareholder or Option Holder to a third party without consent of all other Parties to this Agreement. All Parties hereby declare in advance their consent to a transfer of Options in the event that the acquiring third party accedes to all obligations under this Agreement.

Prior to the exercise of the Option, the Shareholders / the Option Holders shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Option shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 10.         PRIOR UNDERSTANDINGS.

This Agreement represents the complete agreement of the Parties with respect to the subject matter included herein and supersedes any and all previous agreements relating thereto. The Parties acknowledge that there have been no representations, warranties, covenants or agreements made by any party hereto other than those contained in this Agreement. There are no side agreements to this Agreement. The option agreement, dated as of 28 January 2014, concluded prior to the transformation of

15

Innocoll GmbH into Innocoll AG has been annulled by agreement dated 16 June 2014, and is substituted by this Agreement. All parties to the option agreement, dated as of 28 January 2014, fully, finally and forever waive any claims resulting from such previous option agreement.

SECTION 11.        AMENDMENTS.

Except as otherwise expressly provided, this Agreement, including this provision, may be amended or modified only upon the consent of the Parties.

SECTION 12.        BINDING AGREEMENTS.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, legal representatives and successors. The executor, administrator or personal representative of a deceased Shareholder / Option Holder shall execute and deliver any and all documents or legal instruments necessary or desirable to carry out the provisions of this Agreement.

SECTION 13.        NOTICES.

Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by overnight courier, or facsimile transmission which shall be addressed, or sent, to the Shareholders / the Option Holders at the respective address as set forth on Schedule I. Each such notice shall be deemed received 24 hours after it is sent. Alternatively and notwithstanding any stipulation in this Agreement providing for a stricter form, communication under this Agreement may also happen by email.

SECTION 14.        EFFECTIVENESS.

This Agreement shall become legally effective upon registration of the transformation of Innocoll GmbH into Innocoll AG with the commercial register at the Local Court of Regensburg.

SECTION 15.        SEVERABILITY.

The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the Parties be enforceable to the fullest extent permitted by law. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision as regards subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

SECTION 16.        SECTION HEADINGS.

Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

SECTION 17.        CHOICE OF LAW.

This Agreement is governed by and shall be construed in accordance with the laws of the Federal Republic of Germany.

16

[Signature pages follow]

17

Innocoll AG

Place, Date:

Signature:

Name:

Title: Member of the Management Board

Signature:

Name:

Title: Member of the Management Board

18

Rolf Dieter Schmidt

Place, Date:

Signature:

Big Creek L.P.

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

19

Friedrich William Schmidt

Place, Date:

Signature:

Investment Partners L.P.

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

20

CAM Investment Cayman Holdings LP

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

Value Recovery Fund, c/o Camulos Capital LP

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

21

NewSmith Opportunities Private Equity Fund LP

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

Morgan Stanley & Co., LLC

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

22

Anthony Wild

Place, Date:

Signature:

James Culverwell

Place, Date:

Signature:

23

Gordon Dunn

Place, Date:

Signature:

24

Paul Oxholm

Place, Date:

Signature:

25

Michael Myers

Place, Date:

Signature:

Langer VC Holdings LLLP

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

26

UBC

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

Sudbrook

Place, Date:

Signature:

Name:

Title:

Signature:

Name:

Title:

27

Schedule I	Shareholders / Option Holders of Innocoll AG being entitled to subscribe for New Ordinary Shares

28

Schedule II	Draft Exercise Notice

29

Schedule III	Draft resolution of the Management Board on the utilization of the Authorized Capital I

30

Schedule IV/1	Draft Subscription Offer (Authorized Capital I)

31

Schedule IV/2	Draft Subscription Offer (contingent capital)

32

Schedule IV/3	Draft Subscription Offer (own shares)

33

Schedule V/1	Draft Subscription Declaration (Authorized Capital I)

34

Schedule V/2	Draft Subscription Declaration (contingent capital)

35

Schedule V/3	Draft Subscription Declaration (own shares)

36